Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
March 18, 1994
Date of Report (Date of earliest event reported)
Rodman & Renshaw Capital Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware                         33-4649                   36-3111956
(State or other jurisdiction of  (Commision file number)   Federal Tax ID
Incorporation)                                               Number)
120 South LaSalle Street, Chicago, Illinois      60603
(Address of principal executive offices)       (Zip Code)
Registrant's telephone number, including area code (312) 977-7270
N/A
(Former name or former address, if changed since last reported)
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Item 5. Other Events
Effective March 18, 1994, the Registrant's independent directors, Vaughn R. Blake and Jonathan D. Kantor, resigned and were replaced by Thomas E. Meade and Richard Pigott. This change was ratified by the Registrant's Board of Directors on April 11, 1994. Also on April 11, 1994, Juan Manuel Moller resigned as a director of the Registrant, and Alexander Anderson, Paul C. Blackman, Charles W. Daggs, III and Frederick G. Uhlmann all were appointed directors of the Registrant. Also on that date, Joseph P. Shanahan resigned as Vice President of the Registrant and President of each of its subsidiaries and Charles W. Daggs, III was appointed President and Chief Executive Officer of Registrant and President of each of its subsidiaries, and the Registrant changed its fiscal year end to December 31, such change to take effect following the fiscal year ending June 30, 1994.

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
RODMAN & RENSHAW CAPITAL GROUP, INC.
By:\James D. Van De Graaff\
Executive Vice President
General Counsel and Secretary